UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 4, 2008

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Item 5.02 (e) Compensatory Arrangements of Certain Officers

On December 4, 2008 the Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors of Eastman Chemical Company ("Eastman" or "the Company") approved Unit Performance Plan ("UPP") performance measures and goals, specific target objectives with respect to such performance goals, the method for computing the amount of the UPP award allocated to the award pool if the performance goals are attained, and the eligibility criteria for employee participation in the UPP, for the 2009 performance year.  The Compensation Committee also took certain other executive compensation actions related to the executive changes.

The UPP is on file with the Securities and Exchange Commission as Exhibit 10.09 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and is available through the "Investors - SEC Filings" section of the Company's Internet website (www.eastman.com) and the SEC's Internet site at  http://www.sec.gov.

Unit Performance Plan

The UPP is the Company's short-term incentive compensation vehicle for executive officers and other management-level employees. The UPP is designed to provide an incentive for superior business and individual performance by determining a portion of annual cash compensation according to corporate performance and the attainment of individual objectives and expectations. The amount of target compensation that is made variable under the UPP ranges from 15% of base pay for managers to 100% of base pay for the Chief Executive Officer. An award pool is generated for the Company, equal to the aggregate of the UPP payouts for each participant at target levels, multiplied by a "performance factor" determined by corporate performance compared to the pre-set performance goal. The performance factor can range from 0% if threshold Company performance goals are not met to 200% for specified above-goal corporate performance. The Compensation Committee may, in its discretion, adjust the award pool to reflect overall corporate performance and business and financial conditions.

The CEO, in consultation with executive officers responsible for major organizations, determines the allocation of the Company award pool to organizations within the Company based on his assessment of the performance of the organizations relative to objectives established at the beginning of the performance year. Once each organization’s award pool is determined, management within each organization (or in the case of the Chief Executive Officer, the Compensation Committee) allocates the organization’s portion of the Company award pool for individual payouts, based upon individual and organizational performance against objectives and expectations established at the beginning of the performance year. An actual individual award could exceed an individual’s target award, based on the manager’s assessment of individual and organizational performance, but the sum of all individual awards within an organization cannot exceed the amount of the organization's allocated portion of the total Company award pool without specific approval by the Compensation Committee.

2009 UPP Measures and Participant Eligibility; Compensation Actions Related to Executive Changes

As established by the Compensation Committee, for 2009 the performance measure for the UPP will be earnings from operations ("EFO"). The Compensation Committee approved specific EFO targets and corresponding performance factors for the Company. The target level for 2009 EFO corresponds to the Company's EFO target under the annual business plan for 2009 as approved by the Board of Directors.

The amount of the Company award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts, multiplied by a "performance factor" corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2009, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual base salary) will be 100% for the Chief Executive Officer (J. Brian Ferguson until May 7, 2009 and then James P. Rogers through December 31, 2009); 80% for the President and Chemicals and Fibers Business Group Head through May 7, 2009 (James P. Rogers); 75% for the Executive Vice President and Polymers Business Group Head and Chief Marketing Officer (Mark J. Costa); 70% for the Senior Vice President, Corporate Strategy and Regional Leadership (Ronald C. Lindsay) and the Senior Vice President and Chief Financial Officer (Curtis E. Espeland); 65% for the Senior Vice President, Chief Legal Officer and Corporate Secretary (Theresa K. Lee) and the Senior Vice President and Chief Administrative Officer (Norris P. Sneed); and 60% for the Senior Vice President and Chief Technology Officer (Gregory W. Nelson) .

As previously reported in the Company’s Current Report on Form 8-K filed December 9, 2008, on May 7, 2009, Mr. Rogers will become President and Chief Executive Officer of the Company and Mr. Ferguson will become Executive Chairman of the Board. In connection with these executive changes, the Compensation Committee took certain actions. For the portion of the 2009 UPP performance year after May 7, 2009, Mr. Rogers will participate in the UPP as Chief Executive Officer and Mr. Ferguson will not participate in the UPP. Any other changes in the responsibilities or positions of executives will similarly be taken into account by the Compensation Committee in determining the variable pay to executives under the UPP for 2009. Mr. Rogers also was awarded 50,000 restricted stock units, and Messrs. Costa and Lindsay were each awarded 25,000 restricted stock units, each scheduled to vest and payout in unrestricted shares of Company common stock on December 31, 2012 if certain conditions are satisfied.

At the end of 2009, following determination of the total amount of the Company UPP award pool available to the executive officers, the Chief Executive Officers will assess the other executives’ individual performance against established goals and expectations, and determine the amounts of the individual payouts from the portion of the allocated award pool. The Chief Executive Officers’ assessments will be based upon measurement of each executive officer’s performance against individual goals and expectations related to corporate and organizational performance compared to established EFO and other performance targets and the officer’s contributions to achievement of identified key initiatives for 2009. Based on the Chief Executive Officers’ assessment, the Compensation Committee will consider UPP payouts to the executive officers for 2009 in early 2010. The Compensation Committee will review the CEOs’ performance against their respective individual financial, organizational, and strategic objectives and determine their respective payouts for the portions of 2009 during which they served as CEO. The payouts, if any, to the CEOs and other executive officers for 2009 will be disclosed in the Company's proxy statement for its 2010 annual meeting of stockholders.

In determining EFO for the purpose of measuring corporate performance, the UPP provides for adjustments by the Compensation Committee for certain charges, income items, or other events that are distortive of financial results.

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: _/s/Scott V. King_________________________ Scott V. King Vice President, Controller and Chief Accounting Officer
Date: December 10, 2008